                                                               Exhibit  10.16
                                                                        -----


                                                                  Execution Copy

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------








                               CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 10, 1995

                                     AMONG

                             MEASUREX CORPORATION,



                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   AS AGENT,

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO











- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                               Exhibit 10.16
                                                                       -----

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page
- -------                                                                    ----

                                   ARTICLE I
                            DEFINITIONS................................

1.01  Certain Defined Terms............................................       1
1.02  Other Interpretive Provisions....................................      14
1.03  Accounting Principals............................................      15

                                   ARTICLE II

                            THE CREDITS................................      16

2.01  Amounts and Terms of Commitments.................................      16
      (a)  Committed Revolving Loans...................................      16
      (b)  Discretionary Revolving Loans...............................      16
2.02  Loan Accounts....................................................      16
2.03  Procedure for Borrowing..........................................      17
2.04  Local Currency Loans.............................................      18
2.05  Conversion and Continuation Elections............................      20
2.06  Voluntary Termination or Reduction of Commitments................      21
2.07  Optional Prepayments.............................................      22
2.08  Repayment and Mandatory Prepayment...............................      22
2.09  Interest.........................................................      22
2.10  Fees
      (a)  Agency Fees.................................................      23
      (b)  Facility Fees; Commitment Fee...............................      23
2.11  Computation of Fees and Interest.................................      24
2.12  Payments by the Company or Other Borrowing Entities..............      25
2.13  Payments By the Banks to the Agent...............................      26
2.14  Sharing of Payments, Etc.........................................      26

                                  ARTICLE III

      TAXES, YIELD PROTECTION AND ILLEGALITY...........................      27

3.01  Taxes............................................................      27
3.02  Illegality.......................................................      28
3.03  Increased Costs and Reduction of Return..........................      29
3.04  Funding Losses...................................................      29
3.05  Inability to Determine Rates.....................................      30
3.06  Certificates of Banks............................................      31
3.07  Survival.........................................................      31

                                                               Exhibit 10.16
                                                                       -----


                                  ARTICLE IV

                             CONDITIONS PRECEDENT......................      31

4.01  Conditions to Initial Loans......................................      31
      (a)  Credit Agreement; Guaranty..................................      31
      (b)  Resolutions;  Incumbency....................................      31
      (c)  Organization Documents; Good Standing.......................      32
      (d)  Legal Opinion...............................................      32
      (e)  Payment of Fees.............................................      32
      (f)  Certificate.................................................      33
      (g)  Other Documents.............................................      33

4.02  Conditions to All Borrowings
      (a)  Notice of Borrowing or Conversion/Continuation....................32
      (b)  Continuation of Representations and Warranties....................32
      (c)  No Existing Default.........................................      33

4.03  Conditions to All Loans to Other Borrowing Entities....................33
      (a)  Credit Documentation........................................      33
      (b)  Compliance with Conditions Precedent........................      33
      (c)  Other Evidence..............................................      33

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES................      33

5.01  Corporate Existence and Power....................................      33
5.02  Corporate Authorization; No Contravention........................      34
5.03  Governmental Authorization.......................................      34
5.04  Binding Effect...................................................      34
5.05  Litigation.......................................................      35
5.06  No Default.......................................................      35
5.07  ERISA Compliance.................................................      35
5.08  Use of Proceeds; Margin Regulations..............................      36
5.09  Title to Properties..............................................      36
5.10  Taxes............................................................      36
5.11  Financial Condition..............................................      36
5.12  Environmental Matters............................................      37
5.13  Regulated Entities...............................................      37
5.14  No Burdensome Restrictions.......................................      37
5.15  Copyrights, Patents, Trademarks and Licenses, etc................      37
5.16  Subsidiaries.....................................................      38
5.17  Insurance........................................................      38
5.18  Full Disclosure..................................................      38


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS.....................      38

6.01  Financial Statements.............................................      38

                                                               Exhibit 10.16
                                                                       -----

6.02  Certificates; Other Information..................................      39
6.03  Notices..........................................................      40
6.04  Preservation of Corporate Existence, Etc.........................      41
6.05  Maintenance of Property..........................................      41
6.06  Insurance........................................................      41
6.07  Payment of Obligations...........................................      41
6.08  Compliance with Laws.............................................      42
6.09  Compliance with ERISA............................................      42
6.10  Inspection of Property and Books and Records.....................      42
6.11  Environmental Laws...............................................      42
6.12  Use of Proceeds..................................................      43

                                  ARTICLE VII
                              NEGATIVE COVENANTS.......................      43

7.01  Limitation on Liens..............................................      43
7.02  Disposition of Assets............................................      45
7.03  Consolidations and Mergers.......................................      46
7.04  Loans and Investments............................................      46
7.05  Limitations on Indebtedness......................................      47
7.06  Transactions with Affiliates.....................................      48
7.07  Use of Proceeds..................................................      48
7.08  Contingent Obligations...........................................      48
7.09  Joint Ventures...................................................      49
7.10  Lease Obligations................................................      49
7.11  Restricted Payments..............................................      49
7.12  ERISA............................................................      49
7.13  Change in Business...............................................      50
7.14  Accounting Changes...............................................      50
7.15  Quick Ratio......................................................      50
7.16  Tangible Net Worth...............................................      50
7.17  Leverage Ratio...................................................      50
7.18  Profitability....................................................      50
7.19  Capital Expenditures.............................................      51


                                  ARTICLE VIII
                               EVENTS OF DEFAULT.......................      51

8.01  Event of Default.................................................      51
      (a)  Non-Payment.................................................      51
      (b)  Representation or Warranty..................................      51
      (c)  Specific Defaults...........................................      51
      (d)  Other Defaults..............................................      51
      (e)  Cross-Default...............................................      51
      (f)  Insolvency; Voluntary Proceedings...........................      52
      (g)  Involuntary Proceedings.....................................      52
      (h)  ERISA.......................................................      52
      (i)  Monetary Judgements.........................................      52

                                                               Exhibit 10.16
                                                                       -----

      (j)  Non-Monetary Judgements.....................................      53
      (k)  Change of Control...........................................      53
      (l)  Loss of Licenses............................................      53
      (m)  Adverse Change..............................................      53
      (n)  Guaranty....................................................      53
8.02  Remedies.........................................................      53
8.03  Rights Not Exclusive.............................................      54
8.04  Certain Financial Covenant Defaults..............................      54


                                         ARTICLE IX
                                    THE AGENT AND THE ISSUING BANK.....      54

9.01  Appointment and Authorization....................................      54
9.02  Delegation of Duties.............................................      54
9.03  Liability of Agent...............................................      55
9.04  Reliance by Agent................................................      55
9.05  Notice of Default................................................      56
9.06  Credit Decision..................................................      56
9.07  Indemnification of Agent.........................................      57
9.08  Agent in Individual Capacity.....................................      57
9.09  Successor Agent..................................................      57
9.10  Withholding Tax..................................................      58


                                   ARTICLE X

10.01      Amendments and Waivers......................................      59
10.02      Notices.....................................................      60
10.03      No Waiver; Cumulative Remedies..............................      61
10.04      Costs and Expenses..........................................      61
10.05      Company Indemnification.....................................      61
10.06      Payment Set Aside...........................................      62
10.07      Successors and Assigns......................................      62
10.08      Assignments, Participations, etc............................      63
10.09      Confidentiality.............................................      64
10.10      Set-off.....................................................      65
10.11      Automatic Debits of Fees....................................      65
10.12      Notification of Addresses, Lending
           Offices, Etc................................................      65
10.13      Counterparts................................................      66
10.14      Severability................................................      66
10.15      No Third Parties Benefitted.................................      66
10.16      Governing Law and Jurisdiction..............................      66
10.17      Waiver of Jury Trial........................................      66
10.18      Entire Agreement............................................      67
10.19      Obligations of Other Borrowing Entities.....................      67

                                                               Exhibit 10.16
                                                                       -----

SCHEDULES
- ---------

Schedule 2.01  Commitments and Pro Rata Shares
Schedule 5.05  Litigation
Schedule 5.06  Certain Defaults
Schedule 5.12  Environmental Matters
Schedule 5.16  Subsidiaries
Schedule 7.01  Permitted Liens
Schedule 7.05  Permitted Indebtedness
Schedule 10.02 Offshore and Domestic Lending Offices; Addresses for
               Notices



EXHIBITS
- --------

Exhibit A Form of Notice of Borrowing
Exhibit B Form of Notice of Conversion/Continuation
Exhibit C Form of Compliance Certificate
Exhibit D Form of Opinion of Counsel
Exhibit E Form of Assignment and Acceptance Agreement
Exhibit F Form of Promissory Note
Exhibit G Form of Guaranty

                                                               Exhibit  10.16
                                                                        -----

                               CREDIT AGREEMENT
                               ----------------


     This CREDIT AGREEMENT is entered into as of February 10, 1995, among Measurex Corporation, a Delaware corporation (the "Company"), the several
                                                   -------
financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and
     -----                    ----
Savings Association, as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

    1.01 Certain Defined Terms.  The following terms have the following
         ---------------------
meanings:

         "Acquisition" means any transaction or series of related transactions
          -----------
    for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Affiliate" means, as to any Person, any other Person which, directly
          ---------
    or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means BofA in its capacity as agent for the Banks hereunder,
          -----
     and any successor agent arising under Section 9.09.

         "Agent-Related Persons" means the Agent together with its Affiliates,
          ---------------------
    and the officers, directors, employees, agents and attorneys-in-fact of the Agent and its Affiliates.

         "Agent's Payment Office" means the address for payments set forth on
          ----------------------
    Schedule 10.02 in relation to the Agent, or
    --------------

                                                               Exhibit 10.16
                                                                       -----

    such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement.
          ---------

         "Applicable Margin" means
          -----------------

              (i)  with respect to Base Rate Loans, 0.00%; and

              (ii) with respect to Offshore Rate Loans, 0.75%; provided, however, that on any day when the Utilization Rate is greater than 50%, the Applicable Margin for Offshore Rate Loans shall be 1.00%.

         "Assignee" has the meaning specified in subsection 10.08(a).
          --------

         "Attorney Costs" means and includes all fees and disbursements of any
          --------------
    law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto.
          ----

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
          ---------------
     U.S.C. (S)101, et seq.).
                    -------

         "Base Rate" means, for any day, the higher of:  (a)  0.50% per annum
          ---------
    plus the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
          --------------
    Rate.

         "BofA" means Bank of America National Trust and Savings Association, a
          ----
    national banking association.

         "Borrowing" means a borrowing hereunder consisting of (a) Revolving
          ---------
    Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period and (b) Local Currency Loans made to any Other Borrowing Entity on the same day by the Banks under Section 2.04 and having the same Interest Period.

                                                               Exhibit 10.16
                                                                       -----

         "Borrowing Date" means any date on which a Borrowing occurs under
          --------------
    Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day
          ------------
    on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market and, if the applicable Business Day relates to any Local Currency Loan, means such a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Local Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Local Currency will be made or received hereunder.

         "Capital Adequacy Regulation" means any guideline, request or
          ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Change in Control" means the direct or indirect acquisition by any
          -----------------
    person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (a) beneficial ownership of issued and outstanding shares of voting stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 40% of the combined voting power of all then-issued and outstanding voting stock of the Company, or (b) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Company.

         "Closing Date" means the date on which all conditions precedent set
          ------------
    forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

         "Code" means the Internal Revenue Code of 1986, and regulations
          ----
    promulgated thereunder.

         "Commitment", as to each Bank, has the meaning specified in Section
          ----------
    2.01.

         "Compliance Certificate" means a certificate substantially in the form
          ----------------------
    of Exhibit C.
       ---------

         "Computation Date" has the meaning specified in subsection 2.04(f).
          ----------------

         "Contingent Obligation" means, as to any Person, any direct or
          ---------------------
    indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other

                                                               Exhibit 10.16
                                                                       -----

    obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" means, as to any Person, any provision of any
          ----------------------
    security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section
          ----------------------------
    2.05, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Default" means any event or circumstance which, with the giving of
          -------
    notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$" each mean lawful money of the United
          -------    -------       -
    States.

                                                               Exhibit 10.16
                                                                       -----

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
    laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

         "Environmental Claims" means all claims, however asserted, by any
          --------------------
    Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes,
          ------------------
    common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "Equivalent Amount" means the equivalent amount in Dollars of an
          -----------------
    amount expressed in a Local Currency, calculated at the applicable Exchange Rate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and
          -----
    regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not
          ---------------
    incorporated) under common control with the Company within the meaning of
    Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension
          -----------
    Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
    Section 4042 of ERISA for the

                                                               Exhibit 10.16
                                                                       -----

    termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
    Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Eurodollar Reserve Percentage" has the meaning specified in the
          -----------------------------
    definition of "Offshore Rate".

         "Event of Default" means any of the events or circumstances specified
          ----------------
    in Section 8.01.

         "Exchange Act" means the Securities and Exchange Act of 1934, and
          ------------
    regulations promulgated thereunder.

         "Exchange Rate" means for any Local Currency, the rate quoted by BofA
          -------------
    as the spot rate for the purchase by BofA of such Local Currency with Dollars through its Foreign Exchange Trading Center Number 5193 San Francisco, California (or such other of its offices as BofA may designate from time to time) at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date on which the foreign exchange computation is to be made.

         "Existing Loan" means the Japanese Yen loan made by BofA through its
          -------------
    Tokyo branch to Measurex Japan Ltd., which loan has a Dollar equivalent principal balance as of the Closing Date of approximately $4,000,000.

         "FDIC" means the Federal Deposit Insurance Corporation, and any
          ----
    Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the
          ------------------
    weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Fee Letter" has the meaning specified in subsection 2.10(a).
          ----------

         "FRB" means the Board of Governors of the Federal Reserve System, and
          ---
    any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles set forth from
          ----
    time to time in the opinions and

                                                               Exhibit 10.16
                                                                       -----

    pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
    other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means the Guaranty executed by the Company on the Closing
          --------
    Date substantially in the form of Exhibit G.

         "Guaranty Obligation" has the meaning specified in the definition of
          -------------------
    "Contingent Obligation."

         "Indebtedness" of any Person means, without duplication, (a) all
          ------------
    indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
    (a) through (g) above.

         "Indemnified Liabilities" has the meaning specified in Section 10.05.
          -----------------------

         "Indemnified Person" has the meaning specified in Section 10.05.
          ------------------

                                                               Exhibit 10.16
                                                                       -----

         "Independent Auditor" has the meaning specified in subsection 6.01(a).
          -------------------

         "Insolvency Proceeding" means (a) any case, action or proceeding
          ---------------------
    before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Loan other than a Base Rate
           ---------------------
    Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided,
                                                                --------
    however, that if any Interest Period for an Offshore Rate Loan or a Local
    -------
    Currency Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan or Local
           ---------------
    Currency Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/

    Continuation Date on which an Offshore Rate Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

    provided that:
    --------

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

         "IRS" means the Internal Revenue Service, and any Governmental
          ---
    Authority succeeding to any of its principal functions under the Code.

                                                               Exhibit  10.16
                                                                        -----

         "Joint Venture" means a single-purpose corporation, limited liability
          -------------
    company, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Lending Office" means, as to any Bank, the office or offices of such
          --------------
    Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such
                                                      --------------
    other office or offices as such Bank may from time to time notify the Company and the Agent.

         "Lien" means any security interest, mortgage, deed of trust, pledge,
          ----
    hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or any financing statement filed by any such lessor.


         "Loan" means an extension of credit by a Bank to the Company or an
          ----
    Other Borrowing Entity under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan) or any Local Currency Loan.
                                 ----

         "Loan Documents" means this Agreement, the Guaranty, any Notes, the
          --------------
    Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith (including all documents executed by the Company, any Other Borrowing Entity, the Agent or any of the Banks in connection with the making of any Local Currency Loans).

         "Local Currency" means a lawful currency other than United States
          --------------
    dollars which is available at branches of each of the Banks located in a country other than the United States and is the legal tender of that country where such branches are located.

         "Local Currency Loan" means a Loan in a Local Currency made pursuant
          -------------------
    to and in accordance with the provisions of Section 2.04.

         "Majority Banks" means at any time, Banks then holding at least 51% of
          --------------
    the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then

                                                               Exhibit 10.16
                                                                       -----

    outstanding, Banks then having at least 51% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in
          ------------
    Regulation G, T, U  or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a
          -----------------------
    material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         "Multiemployer Plan" means a "multiemployer plan", within the meaning
          ------------------
    of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Note" means a promissory note executed by the Company in favor of a
          ----
    Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.
                                                                      ---------

         "Notice of Borrowing" means a notice in substantially the form of
          -------------------
    Exhibit A.
    ---------

         "Notice of Conversion/Continuation" means a notice in substantially
          ---------------------------------
    the form of Exhibit B.
                ---------

         "Obligations" means all advances, debts, liabilities, obligations,
          -----------
    covenants and duties arising under any Loan Document owing by the Company or any Other Borrowing Entity to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offshore Rate" means, for any Interest Period, with respect to
          -------------
    Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

    Offshore Rate =         LIBOR
                    -----------------------------------
                    1.00 - Eurodollar Reserve Percentage

    Where,

              "Eurodollar Reserve Percentage" means for any day for any
               -----------------------------
         Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum

                                                               Exhibit 10.16
                                                                       -----

         reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "LIBOR" means the rate of interest per annum determined by the
               -----
         Agent to be the rates (rounded upward to the next 1/16th of 1%) of interest per annum notified to the Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the
          ------------------
    Offshore Rate.

         "Organization Documents" means, for any corporation, the certificate
          ----------------------
    or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Borrowing Entity" has the meaning specified in subsection
          ----------------------
    2.01(b).

         "Other Taxes" means any present or future stamp or documentary taxes
          -----------
    or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Overnight Rate" means, for any day, the rate of interest per annum at
          --------------
    which overnight deposits in the applicable Local Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

         "Participant" has the meaning specified in subsection 10.08(d).
          -----------

         "PBGC" means the Pension Benefit Guaranty Corporation, or any
          ----
    Governmental Authority succeeding to any of its principal functions under ERISA.

                                                               Exhibit 10.16
                                                                       -----

         "Pension Plan" means a pension plan (as defined in Section 3(2) of
          ------------
    ERISA) subject to Title IV of ERISA which the Company sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 7.01.
          ---------------

         "Person" means an individual, partnership, corporation, business
          ------
    trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of
          ----
    ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.


         "Pro Rata Share" means, as to any Bank at any time, the percentage
          --------------
    equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "Reference Bank" means BofA or any successor Bank designated by the
          --------------
    Majority Banks.

         "Reportable Event" means, any of the events set forth in Section
          ----------------
    4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or
          ------------------
    common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the
          -------------------
    president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Revolving Loan" means Base Rate Loans and Offshore Rate Loans.
          --------------

         "Revolving Termination Date" means the earlier to occur of:
          --------------------------

              (a)  February 10, 1998; and

                                                               Exhibit 10.16
                                                                       -----

              (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "SEC" means the Securities and Exchange Commission, or any
          ---
    Governmental Authority succeeding to any of its principal functions.

         "Subsidiary" of a Person means any corporation, association,
          ----------
    partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Surety Instruments" means all letters of credit (including standby
          ------------------
    and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement (including any master agreement
          -------------
    and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "Tangible Net Worth" means total assets (exclusive of goodwill,
          ------------------
    patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated liabilities), and when determined with respect to the Company, shall be determined on a consolidated basis.

         "Taxes" means any and all present or future taxes, levies, imposts,
          -----
    deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office, or any political subdivision of the related state.

         "Type" has the meaning specified in the definition of "Loan."
          ----

                                                               Exhibit 10.16
                                                                       -----

         "Unfunded Pension Liability" means the excess of a Plan's benefit
          --------------------------
    liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding that Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.
          -------------       ----

         "Utilization Rate" means the daily rate as determined with respect to
          ----------------
    the credit facility described in this Agreement on each day by dividing the amount of the total outstanding Loans for such day by the combined Commitments for such day. For purposes of determining utilization of Local Currency Loans, the amount of any outstanding Local Currency Loan on any date shall be determined by converting the amount of such outstanding Local Currency Loan to its Equivalent Amount in Dollars based upon the Exchange Rate in effect as of the last Business Day of the preceding fiscal quarter.

         "Wholly-Owned Subsidiary" means any corporation in which (other than
          -----------------------
    directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

    1.02  Other Interpretive Provisions.  (a)  The meanings of defined terms
          -----------------------------
are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                                                                  Exhibit  10.16
                                                                           -----

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement and the table of contents are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Other Borrowing Entities and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.03  Accounting Principles.  (a)  Unless the context otherwise clearly
          ---------------------
requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                                                  Exhibit  10.16
                                                                           -----

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

    2.01  Amounts and Terms of Commitments.
          --------------------------------

    (a)  Committed Revolving Loans.  Each Bank severally agrees, on the terms
         -------------------------
and conditions set forth herein, to make Revolving Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may
                                    -------------
be reduced under Section 2.06 or changed as a result of one or more assignments under Section 10.08, such Bank's "Commitment"); provided, however, that, after
                                  ----------    --------  -------
giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans and all Local Currency Loans shall not exceed the combined Commitments. In determining compliance with the immediately preceding sentence, all Loans denominated in Local Currencies shall be deemed to be converted to their Equivalent Amounts in Dollars at such time when such compliance is determined. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(a), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.01(a).

         (b)  Discretionary Loans.  From time to time on any Business Day during
              -------------------
the period from the Closing Date to the Revolving Termination Date, upon the request of the Company, and if agreed to by the Agent and all the Banks in their sole discretion (except as provided in subsection 2.04(g)), each Bank agrees severally to make Local Currency Loans to the Company's Subsidiaries in accordance with Section 2.04. If the Agent and the Banks shall agree to make a Local Currency Loan to a Subsidiary of the Company, such Subsidiary shall be deemed then to be an "Other Borrowing Entity" and such Subsidiary shall remain an Other Borrowing Entity for so long as any such Local Currency Loan remains outstanding. The total amount of Revolving Loans and Local Currency Loans made to the Company and the Other Borrowing Entities shall not at any time exceed the combined Commitments. In determining compliance at any time with the immediately preceding sentence, all Local Currency Loans shall be deemed to be converted to their Equivalent Amounts in Dollars at such time when such compliance is determined.

    2.02  Loan Accounts.  (a)  The Loans made by each Bank shall be evidenced
          -------------
by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company or any Other Borrowing Entity and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company or any Other Borrowing Entity hereunder.

                                                               Exhibit 10.16
                                                                       -----

         (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company or any Other Borrowing Entity with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in
       --------  -------
making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

    2.03  Procedure for Borrowing. (a)  Each Borrowing of Revolving Loans shall
          -----------------------
be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                   (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof;

                   (B) the requested Borrowing Date, which shall be a Business Day;

                   (C) the Type of Loans comprising the Borrowing; and

                   (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the Borrowing to be made on the Closing
          -------
Date, the Notice of Borrowing shall be delivered to the Agent not later than 2:00 p.m. San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

         (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of the related Borrowing.

         (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made

                                                           Exhibit  10.16
                                                                    -----

available to the Agent by the Banksand in like funds as received by the Agent.

         (d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect.

    2.04  Local Currency Loans.
          --------------------

         (a) From time to time from the Closing Date until the Revolving Termination Date, if agreed to by the Agent and all the Banks in each case (in the Agent's and the Banks' sole discretion), the Banks severally agree to consider requests to make Local Currency Loans to the Other Borrowing Entities. If the Banks do decide to make Local Currency Loans, the Agent, the Banks, the Company and the appropriate Other Borrowing Entity shall make their best efforts to agree, at the time of the request for a Local Currency Loan, on the terms of such Borrowing, including the Borrowing Date, the Local Currency in which such Local Currency Loan is to be made, the principal amount of such Local Currency Loan, the principal payment dates, the indicative interest rate and Interest Period, prepayment and overdue payment terms, conversion and continuation terms, and the reserve and tax provisions for such Local Currency Loan. The interest rate for each Local Currency Loan shall be determined on the applicable Borrowing Date by the Agent and shall be equal to the highest interest rate offered by the Banks for the requested Borrowing. Upon determination of the applicable interest rate on each Borrowing Date for a Local Currency Loan, the Agent shall notify the Company and each Bank thereof. Each Local Currency Loan shall be due and payable no later than the Revolving Termination Date.

         (b) Each Borrowing of Local Currency Loans and each continuance and renewal thereof shall be extended by each Bank on the same terms applicable to each other Bank. If the Banks agree to make a Local Currency Loan and agree to the terms of such Local Currency Loan as provided in subsection 2.04(a), each Bank will make the amount of its Pro Rata Share of such Local Currency Loan available to the Agent for the account of the Company at the Agent's office located in the applicable foreign country by 11:00 a.m. local time on the Borrowing Date requested by the Company in funds immediately available to the Agent and denominated in the applicable Local Currency. The proceeds of all such Loans will then be made available to the applicable Other Borrowing Entity by the Agent at such office. If, upon the maturity or expiration of any Interest Period applicable to a Local Currency Loan, the Company notifies the Agent of its desire to renew or continue such Local Currency Loan, the Agent will promptly notify each Bank, and the Agent, the Banks, the Company and the applicable Other Borrowing Entity shall make their best efforts to agree on the terms of such renewal or continuance; provided, however, that the Banks shall be
                                      --------  -------
under no obligation to renew or continue Local Currency Loans if any Bank determines that it cannot continue to provide Loans in the applicable Local Currency.

         (c) The Company shall notify the Agent of each request for a Local Currency Loan by telephone and confirmed by facsimile not less than ten Business Days prior to the requested Borrowing

                                                               Exhibit  10.16
                                                                        -----

Date. The Agent will promptly notify each Bank of its receipt of any such notice. Upon agreement among the Banks of the terms of a Local Currency Loan (other than the interest rate, which shall be determined on the Borrowing Date as provided in subsection 2.04(a)), the Agent will notify the Company thereof and shall provide the Company an indication of the applicable interest rate based on the highest interest rate indicated by the Banks. If the Company agrees to such terms, not less than four Business Days prior to the requested Borrowing Date the Company will provide irrevocable written notice to the Agent in the form of a Notice of Borrowing executed by the Company or, if so required by the Agent (at the request of the Majority Banks), by the Company and the appropriate Other Borrowing Entity, specifying the identity of the Other Borrowing Entity, the applicable Local Currency, the amount of the Borrowing, the requested Borrowing Date, which shall be a Business Day, and the duration of any Interest Period applicable to such Local Currency Loans. Upon the Company's submission of a Notice of Borrowing for a Local Currency Loan, the Agent shall promptly notify each Bank of the amount of each Bank's Pro Rata Share of that Borrowing.

         (d) The Company acknowledges and agrees (and shall cause each Other Borrowing Entity to acknowledge and agree) that (i) prior to the Banks making any Local Currency Loan, the Agent and the Banks expect to receive such documents or information as may be required by the Banks or the Agent (or any of them in their sole discretion), in accordance with the terms of this Agreement,
(ii) reasonable delays are to be anticipated by the Company and the Other Borrowing Entities in connection with the Agent's and the Banks' review of, and satisfaction with, such documents and information required to be received by the Agent and the Banks prior to the Banks making any Local Currency Loan, (iii) the Company and the Other Borrowing Entities assume all of the risks associated with any reasonable delays in the Other Borrowing Entities' receiving any Local Currency Loan from the Banks, and (iv) under no circumstances shall the total amount of Local Currency Loans and Revolving Loans made to the Company and the Other Borrowing Entities at any time exceed the combined Commitments. In determining compliance at any time with clause (iv) of the immediately preceding sentence, all Loans denominated in Local Currencies shall be deemed to be converted to their Equivalent Amounts in Dollars at such time when such compliance is determined.

         (e) The Equivalent Amount of any Borrowing in a Local Currency will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.04(f). Upon receipt of a Notice of Borrowing as provided in subsection 2.04(c), the Agent will promptly notify each Bank thereof and of the approximate amount of such Bank's Pro Rata Share of the related Borrowing. Upon the determination of the Equivalent Amount of such Borrowing as specified in the applicable Notice of Borrowing, the Agent will promptly notify the Company and each Bank of the exact amount of such Bank's Pro Rata Share of such Borrowing.

         (f) The Agent will determine the Equivalent Amount with respect to any
(i) Borrowing comprised of Local Currency

                                                               Exhibit  10.16
                                                                        -----

Loans, as of the requested Borrowing Date and (ii) outstanding Local Currency Loans, as of the last Business Day of each month (each such date, a "Computation
                                                                     -----------

Date"). The Agent will notify the Company and the Banks as to the determination
- ----
of the Equivalent Amounts of outstanding Local Currency Loans upon determination thereof pursuant to clause (ii) in the immediately preceding sentence.

         (g) The Company shall submit a request to the Agent and shall cause the appropriate Other Borrowing Entity to obtain Local Currency Loans in an amount sufficient to repay the Existing Loan. Such Local Currency Loans shall have a Borrowing Date no later than thirty days following the Closing Date, and the proceeds of such Local Currency Loans will be used to repay the Existing Loan. Each Bank hereby agrees to make such a Local Currency Loan in the amount of its Pro Rata Share of the outstanding Existing Loan and within such period time, and subject to such additional terms as shall be agreed upon by the Agent, the Banks, the Company and the applicable Other Borrowing Entity.


    2.05 Conversion and Continuation Elections.  (a)  The Company may, upon
         -------------------------------------
irrevocable written notice to the Agent in accordance with subsection 2.05(b):

              (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in a multiple of $1,000,000 in excess thereof) into Revolving Loans of any other Type; or

              (ii)  elect, as of the last day of the applicable Interest
    Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in a multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
- --------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least
(i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/
Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                                               Exhibit  10.16
                                                                        -----

                   (A)  the proposed Conversion/Continuation Date;

                   (B) the aggregate amount of Revolving Loans to be converted or renewed;

                   (C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

                   (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, subject to subsection 2.05(e), the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Revolving Loan converted into or continued as an Offshore Rate Loan.

         (f) After giving effect to any conversion or continuation of Revolving Loans, there may not be more than six different Interest Periods in effect.

    2.06  Voluntary Termination or Reduction of Commitments.  The Company may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless,
                                                                      ------
after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Loans and Local Currency Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section 2.06, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. The Agent shall notify the Banks of any termination or reduction of the Commitments.

                                                               Exhibit  10.16
                                                                        -----

    2.07  Optional Prepayments. Subject to Section 3.04, the Company may, at any
          --------------------
time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent in the case of Offshore Rate Loans, and upon not less than one Business Day's irrevocable notice to the Agent in the case of Base Rate Loans, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

    2.08  Repayment and Mandatory Prepayment.  The Company shall (and shall
          ----------------------------------
cause each Other Borrowing Entity to) repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date. The Company shall (and shall cause each Other Borrowing Entity to) immediately prepay that portion of the principal amount of any Loans at any time outstanding which exceeds the combined Commitments, including any such excess that results from foreign currency exchange fluctuations in respect of any Local Currency Loans, and reimburse the Banks for any funding losses incurred by the Banks in connection with such prepayments as set forth in Section 3.04. In determining whether any such prepayment is required at any time in accordance with the immediately preceding sentence, all Local Currency Loans shall be deemed to be converted to their Equivalent Amounts in Dollars at such time when such compliance is determined.

    2.09  Interest.  (a)  Each Revolving Loan shall bear interest on the
          --------
outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Revolving Loans under Section 2.05), plus the Applicable Margin.
                     ----

         (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Revolving Loans under Section 2.07 or 2.08 for the portion of the Revolving Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in

                                                               Exhibit 10.16
                                                                       -----

full, after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%, or, in the case of Offshore Rate Loans, at a fluctuating rate per annum equal to the applicable Offshore Rate plus 2% through the end of the current Interest Period.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

    2.10  Fees.  (a)  Agency Fee.  The Company shall pay an agency fee to the
          ----        ----------
Agent for the Agent's own account, as required by the letter agreement ("Fee
                                                                         ---
Letter") between the Company and the Agent dated January 25, 1995.
- ------

         (b)  Facility Fees; Commitment Fee.  The Company shall pay to the Agent
              -----------------------------
for the account of each Bank a facility fee on such Bank's Commitment from time to time in effect, computed by the Agent on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to 0.150 percent per annum.
In addition, the Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent and by converting Local Currency Loans to their Equivalent Amounts in Dollars based upon the Exchange Rate in effect as of the last Business Day of such calendar quarter, equal to 0.125 percent per annum. Such facility fee and commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 1995 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of
      --------
Commitments under Section 2.06, the accrued facility fee and commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees and commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

                                                               Exhibit 10.16
                                                                       -----

    2.11  Computation of Fees and Interest.  (a)  All computations of interest
          --------------------------------
for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.


         (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. At the request of the Company or any Bank, the Agent will deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate and the Exchange Rates used in determining any Equivalent Amounts. The Agent will invoice the Company for accrued interest on the Loans and for the fees set forth in Section 2.10 as such interest and fees become due, provided,
                                                                     --------
however, that the Agent's failure to provide any such invoices to the Company
- -------
shall not affect the Company's obligation to make all such payments on a timely basis.

                                                               Exhibit  10.16
                                                                        -----

    2.12  Payments by the Company or Other Borrowing Entities.  (a)  All
          ---------------------------------------------------
payments to be made by the Company or any Other Borrowing Entity shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company and the Other Borrowing Entities shall be made to the Agent for the account of the Banks (i) with respect to principal of, interest on, and any other amounts relating to, any Local Currency Loan, at the Agent's local payment office designated by the Agent in connection with each Borrowing of a Local Currency Loan and shall be made in the Local Currency in which such Loan is denominated or payable, and (ii) at the Agent's Payment Office and in Dollars, with respect to all other amounts payable hereunder. Such payments shall be made in immediately available funds, and (x) in the case of Local Currency payments, no later than the time and on the dates specified in the terms that are agreed to among the Company, the applicable Other Borrowing Entity, the Agent and the Banks, as set forth in subsection 2.04(a) (provided that if no time is so specified, no later than 11:00 a.m.
         -------- ----
local time in the country in which the applicable Local Currency Loan is made, and provided, further, that any amounts due on a date that is not a Business Day
    --------  -------
shall be due on the next succeeding Business Day), and as may otherwise be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and
(y) in the case of any Dollar payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received, and in the case of payments of Local Currency Loans, in each Bank's office located in the applicable foreign country. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) or later than the time specified by the Agent as provided in clause (i) above (in the case of Local Currency payments) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in a Local Currency, the Overnight Rate, for each day

                                                               Exhibit  10.16
                                                                        -----

from the date such amount is distributed to such Bank until the date repaid.

    2.13  Payments by the Banks to the Agent.  (a)  Unless the Agent receives
          ----------------------------------
notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Local Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.


         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

    2.14  Sharing of Payments, Etc.  If, other than as expressly provided
          -------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (other than pursuant to Section 10.08, and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's

                                                               Exhibit  10.16
                                                                        -----

ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------

    3.01  Taxes. (a)  Any and all payments by the Company or any Other Borrowing
          -----
Entity to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall and shall cause any Other Borrowing Entity to pay all Other Taxes.

         (b) The Company agrees to and shall cause each Other Borrowing Entity to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor.

         (c) If the Company or any Other Borrowing Entity shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

              (ii) the Company shall, or shall cause any Other Borrowing Entity to, make such deductions and withholdings;

                                                               Exhibit  10.16
                                                                        -----

              (iii) the Company shall, or shall cause any Other Borrowing Entity to, pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and


              (iv) the Company shall, or shall cause any Other Borrowing Entity to, also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall, or shall cause any Other Borrowing Entity to, furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

         (e) If the Company or any Other Borrowing Entity is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company or any Other Borrowing Entity which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

    3.02  Illegality.  (a)  If any Bank determines that the introduction of any
          ----------
Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans or to make Local Currency Loans in respect of any foreign jurisdiction ("Prohibited LC Loans"), then, on notice thereof by such Bank to the Company or the relevant Other Borrowing Entity through the Agent, any obligation of that Bank to make Offshore Rate Loans or Prohibited LC Loans shall be suspended until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank determines or any Governmental Authority has asserted that it is unlawful to maintain any Offshore Rate Loan or Prohibited LC Loan, the Company shall (or shall cause the relevant Other Borrowing Entity to), upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans or Prohibited LC Loan of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Offshore Rate Loans or Prohibited LC Loan to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan or Prohibited LC Loan. If the Company is required to so prepay any Offshore Rate Loan or Prohibited LC Loan, then

                                                               Exhibit  10.16
                                                                        -----

concurrently with such prepayment, the Company shall borrow (or shall cause the relevant Other Borrowing Entity to borrow) from the affected Bank, in the amount, or in the case of a Prohibited LC Loan, Equivalent Amount, of such repayment, a Base Rate Loan.

         (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company shall elect, by giving notice to such Bank through the Agent that all Revolving Loans which would otherwise be made by such Bank as Offshore Rate Loans shall be instead Base Rate Loans.

         (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans or Prohibited LC Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

    3.03  Increased Costs and Reduction of Return.  (a)  If any Bank determines
          ----------------------------------------
that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or Local Currency Loans, then the Company shall or the relevant Other Borrowing Entity shall be liable for, and shall (or shall cause the relevant Other Borrowing Entity to), within 30 days after demand therefor by such Bank (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's or such corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within 30 days after demand by such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank or such corporation for such increase.

    3.04  Funding Losses.  The Company shall (or shall cause the relevant Other
          --------------
Borrowing Entity to) reimburse each Bank and hold

                                                               Exhibit  10.16
                                                                        -----

each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

         (a) the failure of the Company or the relevant Other Borrowing Entity to make on a timely basis any payment of principal of any Offshore Rate Loan or Local Currency Loan;

         (b) the failure of the Company (or the relevant Other Borrowing Entity) to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.07;

         (d) the prepayment (including pursuant to Section 2.08 and Section 3.02) or other payment (including after acceleration thereof) of an Offshore Rate Loan or a Local Currency Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the automatic conversion under Section 2.05 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Local Currency Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each Local Currency Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the applicable similar interest rate used by the Banks in determining the interest rate for such Local Currency Loan in a comparable amount and for a comparable period, whether or not such Local Currency Loan is in fact so funded.

    3.05  Inability to Determine Rates.  If the Agent determines that for any
          ----------------------------
reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke

                                                               Exhibit  10.16
                                                                        -----

any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Revolving Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

    3.06  Certificates of Banks.  Any Bank claiming reimbursement or
          ---------------------
compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on the Company and each Other Borrowing Entity in the absence of manifest error.

    3.07  Survival.  The agreements and obligations of the Company in this
          --------
Article III shall survive the payment of all other Obligations.




                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

    4.01  Conditions of Initial Loans. The obligation of each Bank to make its
          ---------------------------
initial Loan hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

         (a)  Credit Agreement; Guaranty.  This Agreement and the Guaranty,
             --------------------------
executed by each party thereto;

         (b)  Resolutions; Incumbency.
              -----------------------

              (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

              (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c)  Organization Documents; Good Standing. Each of the following
              -------------------------------------
documents:

              (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                                                               Exhibit  10.16
                                                                        -----

              (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the State of California as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date or immediately prior thereto;

         (d)  Legal Opinion.  An opinion of Brobeck, Phleger & Harrison, counsel
              -------------
to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D;
        ---------

         (e)  Payment of Fees. Evidence of payment by the Company of all accrued
              ---------------
and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

         (f)  Certificate.  A certificate signed by a Responsible Officer, dated
              -----------
as of the Closing Date, stating that:

              (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

              (iii) there has occurred since August 28, 1994, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

         (g)  Other Documents.  Such other approvals, opinions, documents or
              ---------------
materials as the Agent or any Bank may request.

    4.02  Conditions to All Borrowings.  The obligation of each Bank to make any
          ----------------------------
Loan to be made by it (including its initial Loan) or to continue or convert any Revolving Loan under Section 2.05 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/ Continuation Date:

         (a)  Notice of Borrowing or Conversion/Continuation.  The Agent shall
              ----------------------------------------------
have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

         (b)  Continuation of Representations and Warranties.  The
              ----------------------------------------------
representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and
Section 5.11 shall be deemed to refer to the last day of the most recent fiscal quarter for

                                                               Exhibit  10.16
                                                                        -----

which financial statements have then been delivered hereunder); and

         (c)  No Existing Default.  No Default or Event of Default shall exist
              -------------------
or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.


    4.03  Conditions to All Local Currency Loans to Other Borrowing Entities.
          ------------------------------------------------------------------
Except with respect to the Local Currency Loans to be used to repay the Existing Loan, the Banks shall not make any Loan to an Other Borrowing Entity unless and until all of the Banks have decided, in their sole reasonable discretion, to make any such requested Loan (it being understood by the parties hereto that the Banks have no commitment or obligation to make Loans to the Other Borrowing Entities) and there shall have been delivered, in form and substance satisfactory to the Banks with respect to each such requested Loan:

         (a)  Credit Documentation.  Credit documentation relating to the
              --------------------
requested credit extension executed by the relevant Other Borrowing Entity (such credit documentation shall contain such terms and provisions (including but not limited to the amount of the Loan, interest, fees, conditions precedent, covenants, and events of default) as any Bank deems appropriate for such requested Loan in such Bank's sole reasonable discretion) and such other instruments, agreements, documents, and evidence that any Bank may reasonably require;

         (b)  Compliance with Conditions Precedent.  Evidence that all
              ------------------------------------
conditions precedent relating to such requested credit extension have been complied with; and

         (c)  Other Evidence.  Such other evidence as any Bank may reasonably
              --------------
request to establish and effect fully the consummation of the transactions contemplated thereby, the taking of all proceedings in connection therewith, and compliance with the conditions set forth in the agreements relating to such requested Loan.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

    The Company represents and warrants to the Agent and each Bank that:

    5.01  Corporate Existence and Power.  The Company and each of its
          -----------------------------
Subsidiaries:

                                                              Exhibit  10.16
                                                                       -----

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation except where the failure to be so qualified, or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

         (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business, except, in the case of any Subsidiary, where any failure could not reasonably be expected to have a Material Adverse Effect, and to execute, deliver, and perform its obligations under the Loan Documents;

         (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where any failure could not reasonably be expected to have a Material Adverse Effect; and

         (d) is in compliance with all Requirements of Law, except where any failure could not reasonably be expected to have a Material Adverse Effect.

    5.02  Corporate Authorization; No Contravention.  The execution, delivery
          -----------------------------------------
and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

         (a)  contravene the terms of any of the Company's Organization
Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Subsidiary or their respective property is subject; or

         (c)  violate any Requirement of Law.

    5.03  Governmental Authorization.  No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

    5.04  Binding Effect.  This Agreement and each other Loan Document to which
          --------------
the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the

                                                               Exhibit  10.16
                                                                        -----
enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.05  Litigation.  Except as specifically disclosed in Schedule 5.05, there
          ----------                                       -------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    5.06  No Default.  No Default or Event of Default exists or would result
          ----------
from the incurring of any Obligations by the Company.  Except as set forth in

Schedule 5.06, as of the Closing Date, neither the Company nor any Subsidiary is
- -------------
in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

    5.07  ERISA Compliance.
          ----------------

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                                                                  Exhibit 10.16
                                                                          -----

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    5.08  Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to
          -----------------------------------
be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    5.09  Title to Properties.  The Company and each Subsidiary have good record
          -------------------
and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    5.10  Taxes.  The Company and its Subsidiaries have filed all Federal and
          -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.11  Financial Condition.  (a)  The unaudited consolidated financial
          -------------------
statements of the Company and its Subsidiaries dated August 28, 1994, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

              (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                                                                  Exhibit 10.16
                                                                          -----

              (iii) except for other Indebtedness and liabilities incurred since August 28, 1994 and permitted hereunder, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (b) Since August 28, 1994, there has been no Material Adverse Effect.

    5.12  Environmental Matters.  The Company conducts in the ordinary course of
          ---------------------
business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that to the best of its knowledge, except as specifically disclosed in Schedule 5.12, such Environmental Laws and
                                    -------------
Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.13  Regulated Entities.  None of the Company, any Person controlling the
          ------------------
Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    5.14  No Burdensome Restrictions.  Neither the Company nor any Subsidiary is
          --------------------------
a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

    5.15  Copyrights, Patents, Trademarks and Licenses, etc.  The Company or its
          -------------------------------------------------
Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict by, or with the rights of, any other Person (to the best knowledge of the Company). To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by, or is infringed upon by, any other Person where such infringement could reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.05, no claim or litigation
                                    -------------
regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle, statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                                                  Exhibit 10.16
                                                                          -----

    5.16  Subsidiaries.  As of the Closing Date, the Company has no Subsidiaries
          ------------
other than those specifically disclosed in Schedule 5.16 and has no equity
                                           -------------
investments in any other corporation or entity.

    5.17  Insurance.  The properties of the Company and its Subsidiaries are
          ---------
insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

    5.18  Full Disclosure.  None of the representations or warranties made by
          ---------------
the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    6.01  Financial Statements.  The Company shall deliver to the Agent, in form
          --------------------
and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                                                                  Exhibit 10.16
                                                                          -----

         (a) as soon as available, but not later than one hundred days after the end of each fiscal year (commencing with the fiscal year ended November 27, 1994), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand or another nationally-recognized independent public accounting firm

("Independent Auditor") which report shall state that such consolidated
- ---------------------
financial statements present fairly the financial condition as of the date thereof and results of operation for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

         (b) as soon as available, but not later than fifty days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 5, 1995), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial condition of the Company and its Subsidiaries as of the date thereof and the results of operations for the period covered thereby.

         Notwithstanding the foregoing, the Company shall be in compliance with the requirements of this Section 6.01 with respect to its obligation to furnish financial statements upon delivery to the Agent, with sufficient copies for each Bank, of its annual and quarterly reports as filed by it with the SEC within the time periods specified above.


    6.02  Certificates; Other Information.  The Company shall furnish to the
          -------------------------------
Agent, with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, copies of all financial statements and reports that the Company sends to its public shareholders, and not later than five days of filing with the SEC, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

         (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or

                                                                  Exhibit 10.16
                                                                          -----

any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

    6.03  Notices.  The Company shall promptly notify the Agent and each Bank:
          -------

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

              (i)   an ERISA Event;

              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

              (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

              (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been (or foreseeably will be) breached or violated.

                                                                  Exhibit 10.16
                                                                          -----

    6.04  Preservation of Corporate Existence, Etc.  The Company shall, and
          ----------------------------------------
shall cause each Subsidiary to:

         (a) except in connection with a transaction permitted by Section 7.02(d), 7.02(e), 7.02(g) and 7.03, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and each state or jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to maintain its existence or to so qualify could reasonably be expected to have a Material Adverse Effect;

         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

         (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

         (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

    6.05  Maintenance of Property.  The Company shall maintain, and shall cause
          -----------------------
each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

    6.06  Insurance.  The Company shall maintain, and shall cause each
          ---------
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

    6.07 Payment of Obligations.  Except where the failure to do so could not
         ----------------------
reasonably be expected to have a Material Adverse Effect, the Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by

                                                                  Exhibit 10.16
                                                                          -----

appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property and which would not constitute a Permitted Lien; and


         (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

    6.08  Compliance with Laws.  The Company shall comply, and shall cause each
          --------------------
Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    6.09  Compliance with ERISA.  The Company shall, and shall cause each of its
          ---------------------
ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

    6.10  Inspection of Property and Books and Records.  The Company shall
          --------------------------------------------
maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company (if an Event of Default exists) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default
                               --------  -------
exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

    6.11  Environmental Laws.  The Company shall, and shall cause each
          ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                                                  Exhibit 10.16
                                                                          -----

    6.12  Use of Proceeds. The Company shall (and shall cause each Other
          ---------------
Borrowing Entity to) use the proceeds of the Loans for the refinancing of the Existing Loan and the "Harnischfeger Note" described in Schedule 7.05, and
                                                        -------------
working capital and other general corporate purposes, but not in contravention of any Requirement of Law or of any Loan Document. The Company shall request a Local Currency Loan and shall cause the applicable Other Borrowing Entity to obtain such Loan within the time period and as provided in Section 2.04 for the refinancing of the Existing Loan.


                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    7.01  Limitation on Liens.  The Company shall not, and shall not suffer or
          -------------------
permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted
                                                                    ---------
Liens"):
- -----

         (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness
                                  -------------
outstanding on such date;

         (b) any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens on the property of the Company or its Subsidiaries securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of

                                                                  Exhibit 10.16
                                                                          -----

business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (g) Liens consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $10,000,000;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

         (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the
                            --------  -------
time the respective corporations became Subsidiaries and were not created in anticipation thereof;

         (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to
                                     -------- ----
such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

         (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

         (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to such depository institution;

         (m) Liens on Margin Stock consisting of common stock of the Company;

         (n) Liens on the property of a Subsidiary in favor of its parent or another Subsidiary;

         (o) Liens securing Indebtedness, together with Liens permitted by clauses (c) and (d) above, in an aggregate principal amount at any time outstanding of not more than 10% of

                                                                  Exhibit 10.16
                                                                          -----

the Tangible Net Worth of the Company on a consolidated basis; and

         (p) Liens in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens described in clauses (i) and (j) above,

provided that any such extension, renewal or replacement Lien shall be limited
- --------
to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

    7.02  Disposition of Assets.  The Company shall not, and shall not suffer or
          ---------------------
permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

         (a) dispositions of inventory or the non-exclusive licensing in the ordinary course of business of the Company's intellectual property, or dispositions of used, worn-out or surplus equipment, all in the ordinary course of business;

         (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

         (c) dispositions of Margin Stock consisting of common stock of the Company;

         (d) the dissolution or liquidation of any Subsidiary, unless a Material Adverse Effect could reasonably be expected to result therefrom;

         (e) the sale or other disposition of any shares of capital stock of any Subsidiary to the Company or its Subsidiaries;

         (f) the sale or other disposition of any assets of the Company or any Subsidiary to any other Subsidiary of the Company or to the Company, unless a Material Adverse Effect could reasonably be expected to result therefrom;

         (g) the sale or other disposition of any shares of capital stock of any Subsidiary for full, fair and reasonable consideration, to the extent that such sale or disposition, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and provided, that (i) at the time
                                                --------
of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate value of all shares so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $10,000,000; and

                                                                  Exhibit 10.16
                                                                          -----

         (h) dispositions not otherwise permitted hereunder which are made for full, fair and reasonable consideration; provided, that (i) at the time of any
                                         --------
disposition, no Event of Default shall exist or shall result from such disposition, (ii) if such disposition is a sale of accounts receivables, lease receivables or notes receivables, the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, other than sales of assets of a type described in the foregoing clause (ii), together, shall not exceed in any fiscal year $10,000,000.

    7.03  Consolidations and Mergers.  The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

         (c) the Company may merge with another entity if (i) the Company is the corporation surviving the merger; and (ii) immediately before and after giving effect thereto, no Default or Event of Default would exist.

    7.04  Loans and Investments.  The Company shall not purchase or acquire, or
          ---------------------
suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

         (a) investments in cash equivalents and other short term marketable securities and investments;

         (b) extensions of credit in the nature of accounts receivable, lease receivables or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or another of its Wholly-Owned Subsidiaries;

                                                                  Exhibit 10.16
                                                                          -----

         (d) investments incurred in order to consummate Acquisitions if the Person or business acquired is engaged in or is a business reasonably related to, or is engaged in or is a reasonable extension of, the business of the Company and its Subsidiaries as presently conducted, provided that, (a) at the
                                                     --------
time of and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing, and (b) such Acquisitions are undertaken in accordance with all applicable Requirements of Law. Notwithstanding anything to the contrary contained in this Section 7.03, (a) if any Person or business acquired, in accordance with this Section 7.03 (the "Acquiree"), is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, the prior effective written consent of the board of directors or equivalent governing body of the Acquiree shall be obtained and delivered to the Agent, or (b) if the Acquiree does not meet the qualifications set forth in subclause (a), the prior effective written consent of the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the consent of which, notwithstanding any provisions in the organization documents of the Acquiree to the contrary, is required by applicable statute to consummate the Acquisition, shall be obtained and delivered to the Agent;

         (e) investments in Joint Ventures permitted by Section 7.09;

         (f) loans to employees of the Company and its Subsidiaries in an aggregate amount not in excess of $2,000,000 at any time outstanding; and

         (g) loans to employees of the Company made during the month of December in 1995 to finance the exercise by such employees of stock option rights in the Company, provided that such loans shall mature no later than thirty days following the incurrence of such loans and the aggregate amount of such loans at any time outstanding shall not exceed $10,000,000.

    7.05  Limitation on Indebtedness.  The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

         (c) Indebtedness existing on the Closing Date and set forth in the financial statements of the Company and/or Schedule 7.05, and any extension,
                                           -------------
renewal or refinancing thereof; provided that the principal amount of the
                                --------
Indebtedness being extended, renewed or refinanced does not increase;

                                                                  Exhibit 10.16
                                                                          -----

         (d) Indebtedness secured by Liens permitted by subsections 7.01(i) and
(j);

         (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10;

         (f) Indebtedness, in an aggregate principal amount not to exceed $10,000,000 at any time, pursuant to uncommitted "guidance" lines; and

         (g) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time.

    7.06  Transactions with Affiliates.  The Company shall not, and shall not
          ----------------------------
suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company or such Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

    7.07  Use of Proceeds.  Except in connection with the refinancing of the
          ---------------
Existing Loan and the "Harnischfeger Note" described in Schedule 7.05, the
                                                        -------------
Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock other than Margin Stock constituting the Company's common stock,
(ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    7.08  Contingent Obligations.  The Company shall not, and shall not suffer
          ----------------------
or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

         (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in the Company's financial statements;


         (d) the Guaranty and Contingent Obligations incurred for the benefit of the Company or any Wholly-Owned Subsidiary;

         (e) Contingent Obligations in favor of customers of the Company or its Subsidiaries incurred in the ordinary course of business; and

         (f) Guaranties of the obligations of employees of the Company or its Subsidiaries in the ordinary course of

                                                                  Exhibit 10.16
                                                                          -----

business in an aggregate amount not in excess of $2,000,000 at any time outstanding.

    7.09  Joint Ventures.  The Company shall not, and shall not suffer or permit
          --------------
any Subsidiary to enter into any Joint Venture, other than (a) in the ordinary course of business or (b) any Joint Venture engaged in a business reasonably related to, or in a reasonable extension of, the business of the Company and its Subsidiaries as presently conducted, provided that, at the time of and after
                                     --------
giving effect to such entry, no Default or Event of Default shall have occurred and be continuing.

    7.10  Lease Obligations.  The Company shall not, and shall not suffer or
          -----------------
permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

         (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

         (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

         (c) capital leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment.

    7.11  Restricted Payments.  The Company shall not, and shall not suffer or
          -------------------
permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

         (a) declare and make dividend payments or other distributions payable solely in its common stock;

         (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

         (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash, provided, that, immediately after
                                             --------
giving effect to such proposed action, no Default or Event of Default would exist.

    7.12  ERISA.  The Company shall not, and shall not suffer or permit any of
          -----
its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary

                                                                  Exhibit 10.16
                                                                          -----

responsibility rules with respect to any Plan which could result or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of 5% of Tangible Net Worth of the Company; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    7.13  Change in Business.  The Company shall not, and shall not suffer or
          ------------------
permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

    7.14  Accounting Changes.  The Company shall not, and shall not suffer or
          ------------------
permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

    7.15  Quick Ratio.  At the end of each fiscal quarter of the Company, the
          -----------
Company shall not permit on a consolidated basis the ratio of (a) the sum of cash, cash equivalents, short-term marketable investments (each as determined in accordance with GAAP), and receivables net of bad debt reserves maintained in accordance with GAAP, to (b) all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries and the outstanding amount of any Loans not included under current liabilities, to be less than 1.10 to 1.00.

    7.16  Tangible Net Worth.  At the end of each fiscal quarter of the Company,
          ------------------
the Company shall not permit on a consolidated basis the Tangible Net Worth for the Company to be less than the sum of (a) $131,421,650 plus (b) 50% of quarterly net income for the Company for each fiscal quarter ending subsequent to the fiscal quarter ended November 27, 1994 with no reduction for net losses, plus (c) the sum of (1) 100% of the net proceeds for any capital stock issued by the Company after the fiscal quarter ended November 27, 1994 less (2) 100% of the net purchase price paid by the Company for repurchases of its outstanding shares of common stock pursuant to the Company's stock option and employee stock option plans; provided, however, that if the amount determined pursuant to
              --------  -------
clause (2) of this clause (c) exceeds the amount under clause (1) of this clause
(c) and such excess is greater than $5,000,000, then for purposes of this calculation, $5,000,000 shall be subtracted from the sum of clauses (a) and (b), and provided, further, that the aggregate amount subtracted from the sum of
    --------  -------
clauses (a) and (b) for any calendar year shall be limited to $5,000,000.

    7.17  Leverage Ratio.  At the end of each fiscal quarter of the Company, the
          --------------
Company shall not permit on a consolidated basis the ratio of total liabilities for the Company to Tangible Net Worth for the Company to be greater than 1.00 to
1.00 during the Company's 1995 fiscal year, and 0.90 to 1.00 for each fiscal quarter thereafter.

    7.18  Profitability.  The Company shall not incur or suffer to exist more
          -------------
than one quarterly loss for any fiscal year,

                                                                  Exhibit 10.16
                                                                          -----


whether on a net operating or a net after taxes basis and such loss shall not exceed $5,000,000.

    7.19  Capital Expenditures.  The Company shall not make any additional
          --------------------
investment in fixed assets which investments shall exceed, in the aggregate for any fiscal year, $17,500,000, excluding assets acquired as part of any Acquisition.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

    8.01  Event of Default.  Any of the following shall constitute an "Event of
          ----------------                                             --------
Default":
- -------

         (a) Non-Payment.  The Company or any Other Borrowing Entity fails to
             -----------
pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) Representation or Warranty.  Any representation or warranty by the
             --------------------------
Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults.  The Company fails to perform or observe any
             -----------------
term, covenant or agreement contained in any of Section 6.04, 6.12 or Article VII; or

         (d) Other Defaults.  The Company or any Other Borrowing Entity fails to
             --------------
perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company or such Other Borrowing Entity by the Agent or any Bank; or

         (e) Cross-Default.  The Company or any Subsidiary (i) fails to make any
             -------------
payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent

                                                                  Exhibit 10.16
                                                                          -----

Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) Insolvency; Voluntary Proceedings.  The Company or any Subsidiary
             ---------------------------------
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding
             -----------------------
is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA.  (i) An ERISA Event shall occur with respect to a Pension
             -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 5% of Tangible Net Worth of the Company; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 5% of Tangible Net Worth of the Company; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 5% of Tangible Net Worth of the Company; or

         (i) Monetary Judgments.  One or more non-interlocutory judgments, non-
             ------------------
interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability as to any

                                                                  Exhibit 10.16
                                                                          -----

single or related series of transactions, incidents or conditions, of $10,000,000 or more which is not covered by independent third-party insurance as to which the insurer does not dispute coverage, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 15 days after the entry thereof; or

         (j) Non-Monetary Judgments.  Any non-monetary judgment, order or decree
             ----------------------
is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) Change of Control.  There occurs any Change of Control; or
             -----------------

         (l) Loss of Licenses.  Any Governmental Authority revokes or fails to
             ----------------
renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

         (m) Adverse Change.  There occurs a Material Adverse Effect; or
             --------------

         (n) Guaranty.  The Company or any of its Subsidiaries contests the
             --------
validity or enforceability of any Guaranty.


    8.02  Remedies.  If any Event of Default occurs and is continuing, the Agent
          --------
shall, at the request of, or may, with the consent of, the Majority Banks,

         (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each Other Borrowing Entity; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
- --------  -------
(f) or (g) of Section 8.01 (in the

                                                                  Exhibit 10.16
                                                                          -----

case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each Other Borrowing Entity.

    8.03  Rights Not Exclusive.  The rights provided for in this Agreement and
          --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

    8.04 Certain Financial Covenant Defaults.  In the event that, after taking
         -----------------------------------
into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of
                                            ------
such Charge, there would exist an Event of Default due to the breach of any of Sections 7.15, 7.16, 7.17 or 7.18 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                  ARTICLE IX

                                   THE AGENT
                                   ---------

    9.01  Appointment and Authorization.  Each Bank hereby irrevocably (subject
          -----------------------------
to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

    9.02  Delegation of Duties.  The Agent may execute any of its duties under
          --------------------
this Agreement or any other Loan Document by or

                                                                  Exhibit 10.16
                                                                          -----

through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

    9.03  Liability of Agent.  None of the Agent-Related Persons shall (i) be
          ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

    9.04  Reliance by Agent.  (a)  The Agent shall be entitled to rely, and
          -----------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or all of the Banks if this Agreement so requires) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all of the Banks if this Agreement so requires) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent,

                                                                  Exhibit 10.16
                                                                          -----

approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

    9.05  Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such
      --------  -------
request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

    9.06  Credit Decision.  (a)  Each Bank represents to each other Bank and the
          ---------------
Agent that such Bank, in good faith, has not relied upon any Margin Stock constituting the Company's common stock as collateral in extending or maintaining the extension of credit contemplated by this Agreement.

         (b) Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent or required to be furnished to the Banks by the Agent pursuant to specific instructions by the Company (with sufficient copies for each Bank), the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning

                                                                  Exhibit 10.16
                                                                          -----

the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

    9.07  Indemnification of Agent.  Whether or not the transactions
          ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                      --------  -------
Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

    9.08  Agent in Individual Capacity.  BofA and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks except as specifically required hereby. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

    9.09  Successor Agent.  The Agent may, and at the request of the Majority
          ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor Agent shall be reasonably acceptable to the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean

                                                                  Exhibit 10.16
                                                                          -----

such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

    9.10  Withholding Tax.  (a)  If any Bank is a "foreign corporation,
          ---------------
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

              (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

              (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owed to such Bank, then such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                                                                  Exhibit 10.16
                                                                          -----

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owed to such Bank, then such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

    10.01  Amendments and Waivers.  No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Other Borrowing Entity therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and each Other Borrowing Entity affected by such amendment or waiver, and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks, the Company and each Other Borrowing Entity affected by such amendment or waiver, and acknowledged by the Agent, do any of the following:

         (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                                                                  Exhibit 10.16
                                                                          -----

         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

         (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

         (f) release the Company from its obligations under the Guaranty;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

    10.02  Notices.  (a)  All notices, requests and other communications shall
           -------
be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company and each Other Borrowing Entity by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and
                                                           --------------
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such
           --------------
other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company, each Other Borrowing Entity and the Agent.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

         (c) The Company acknowledges and agrees (and shall cause each Other Borrowing Entity to acknowledge and agree) that

                                                                  Exhibit 10.16
                                                                          -----

any agreement of the Banks in Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company and each Other Borrowing Entity. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company and each Other Borrowing Entity to give such notice and the Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company and each Other Borrowing Entity to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

    10.03  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.04  Costs and Expenses.  The Company shall (or shall cause the relevant
           ------------------
Other Borrowing Entity to):

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

         (b) pay or reimburse the Agent and each Bank within five Business Days after demand) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    10.05  Company Indemnification.  Whether or not the transactions
           -----------------------
contemplated hereby are consummated, the Company shall (or shall cause the relevant Other Borrowing Entity to), indemnify and hold harmless the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees,

                                                                  Exhibit 10.16
                                                                          -----

counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and
                                                 ------------------
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated hereby or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company and each Other Borrowing
 -----------------------    --------
Entity shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    10.06  Payments Set Aside.  To the extent that the Company or any Other
           ------------------
Borrowing Entity makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

    10.07  Successors and Assigns.  The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company and each Other Borrowing Entity may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

                                                                  Exhibit 10.16
                                                                          -----

    10.08  Assignments, Participations, etc.  (a)  Any Bank may, with the
           ---------------------------------
written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all,
                                                               --------
or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the Company, each Other
                               --------  -------
Borrowing Entity and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company, each Other Borrowing Entity and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company, each Other Borrowing Entity and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Bank or
        ---------   -------------------------
Assignee has paid to the Agent a processing fee in the amount of $2,500.

         (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, the
                                                        --------  -------
assignor Bank shall not relinquish its rights under Article III and Sections
10.04 and 10.05 to the extent such rights related to the time prior to the effective date of such assignment.

         (c) Immediately upon each Assignee's or assignor Bank's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
                                              --- -----

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents;

provided, however, that (i) the originating Bank's obligations under this
- --------  -------
Agreement shall remain unchanged,

                                                                  Exhibit 10.16
                                                                          -----

(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, each Other Borrowing Entity and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso
                                                                 ----- -------
to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company or any Other Borrowing Entity hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    10.09  Confidentiality.  The Agent and each Bank agrees to take and to cause
           ---------------
its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank; provided, however, that any Bank
                                               --------  -------
may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably

                                                                  Exhibit 10.16
                                                                          -----

required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

    10.10  Set-off.  In addition to any rights and remedies of the Banks
           -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company or any Other Borrowing Entity, any such notice being waived by the Company (and, in the case of each Other Borrowing Entity, being caused to be waived by the Company) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company or any Other Borrowing Entity against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such
                               --------  -------
notice shall not affect the validity of such set-off and application.

    10.11  Automatic Debits of Fees.  With respect to any commitment fee,
           ------------------------
arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or BofA under the Loan Documents, the Company hereby irrevocably authorizes (and shall cause each Other Borrowing Entity to irrevocably authorize) BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off. The Agent shall notify the Company of the occurrence of any such debit, provided,
                                                                    --------
that the failure of the Agent to so notify the Company shall not affect BofA's rights hereunder.

    10.12  Notification of Addresses, Lending Offices, Etc.  Each Bank shall
           ------------------------------------------------
notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such

                                                                  Exhibit 10.16
                                                                          -----

other administrative information as the Agent shall reasonably request.


    10.13  Counterparts.  This Agreement may be executed in any number of
           ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    10.14  Severability.  The illegality or unenforceability of any provision of
           ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.15  No Third Parties Benefited.  This Agreement is made and entered into
           --------------------------
for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    10.16  Governing Law and Jurisdiction.  (a)  THIS AGREEMENT  SHALL BE
           ------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO CONSENT), FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO WAIVE) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                           --------------------
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO WAIVE) PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    10.17  Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE AGENT EACH
           --------------------
WAIVE (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO WAIVE) THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED

                                                                  Exhibit 10.16
                                                                          -----

PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO AGREE) THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO AGREE) THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    10.18  Entire Agreement.  This Agreement, together with the other Loan
           ----------------
Documents, embodies the entire agreement and understanding among the Company, the Other Borrowing Entities, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    10.19  Obligations of Other Borrowing Entities.  The parties intend that
           ---------------------------------------
each Other Borrowing Entity will be liable under this Agreement only with respect to Borrowings by it hereunder, and will not have any obligation, direct or indirect, with respect to borrowings by the Company or any other Subsidiary of the Company. The entire Agreement shall be interpreted and enforced accordingly.

                                                                  Exhibit 10.16
                                                                          -----

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           MEASUREX CORPORATION

                                           By: ______________________
                                           Title: ___________________


                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Agent

                                           By: _________________________
                                           Title: ______________________


                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as a Bank


                                           By: _________________________
                                           Title: ______________________


                                           ABN AMRO BANK


                                           By: _________________________
                                           Title: ______________________


                                           By: _________________________
                                           Title: ______________________


                                           THE BANK OF NEW YORK


                                           By: _________________________
                                           Title: ______________________

                                                                  Exhibit 10.16
                                                                          -----

                                 SCHEDULE 2.01
                                 -------------



                                  COMMITMENTS
                                  -----------
                              AND PRO RATA SHARES
                              -------------------



                                                           Pro Rata
     Bank                         Commitment               Share
     ----                         ----------               -----
Bank of America National
Trust and Savings
Association                       $20,000,000              40%



ABN AMRO Bank                     $15,000,000              30%



The Bank of New York              $15,000,000              30%



        TOTAL                     $50,000,000              100%

                                                                  Exhibit 10.16
                                                                          -----

                                SCHEDULE 10.02
                                --------------

                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                    --------------------------------------
                             ADDRESSES FOR NOTICES
                             ---------------------


BANK OF AMERICA NATIONAL TRUST
- ------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
 as a Bank

Domestic and Offshore Lending Office:
- -------------------------------------

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520


BANK OF AMERICA NATIONAL TRUST
- ------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
 as Agent

Address for Notices:
- --------------------

Bank of America National Trust
and Savings Association
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:     Wendy Young
               Agency Management Services #5596
               Telephone: (415) 953-2506
               Facsimile: (415) 622-4894

Address for Notices (other than Borrowing notices and Notices of
- ----------------------------------------------------------------
Conversion/Continuation):
- -------------------------

Bank of America National Trust
and Savings Association
Credit Products High Technology #3697
555 California Street, 41st Floor
San Francisco, California 94104
Attention:     Kevin McMahon
               Vice President
               Telephone: (415) 622-8088
               Facsimile: (415) 622-2514

Payment Instructions:
- --------------------

Bank of America National Trust
and Savings Association
ABA #121-000-358
Attention:  Agency Management Services #5596
Concord, California 94520
For credit to account:
     No.  12331-14477
     Ref:  Measurex Corporation

ABN AMRO BANK N.V.
- ------------------

Domestic and Offshore Lending Office:
- -------------------------------------

                                                                  Exhibit 10.16
                                                                          -----

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco,  CA 94111-5812

Address for Notices:
- --------------------

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco,  CA  94111-5812
Attention:     Gloria Chang Lee
               Money Market & Loan Specialist
               Telephone:  (415) 984-3720
               Facsimile:  (415) 362-3524


Address for Notices (other than Borrowing Notices and Notices of
- ----------------------------------------------------------------
Conversion/Continuation):
- -------------------------

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco,  CA 94111-5812
Attention:     Inga C. Lapsins
               Corporate Banking Officer
               Telephone:  (415) 984-3734
               Facsimile:  (415) 362-3524

Payment Instructions:
- ---------------------

Federal Reserve Bank of New York
ABA #026009580
For Credit To: ABN AMRO San Francisco
                #6510010545-41
                Ref:  Measurex Corporation Credit Agreement
                                Dated 2/10/95


BANK OF NEW YORK
- ----------------

Domestic & Offshore Lending Office
- ----------------------------------

The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286

Address for Notices
- -------------------

The Bank of New York
Loan Administration
One Wall Street, 22nd Floor
New York, NY  10286



Attention:

          Sandra Morgan/Lorna Alleyne

                                                                  Exhibit 10.16
                                                                          -----

          Telephone:  (212) 635-6737
          Facsimile:  (212) 635-6399

Address for Notices (other than Borrowing Notices and Notices of
- ----------------------------------------------------------------
Conversion/Continuation)
- ------------------------

The Bank of New York
10990 Wilshire Blvd., Suite 1700
Los Angeles,  CA  90024
Attention:     Elizabeth T. Ying
               Telephone:  (310) 996-8661
               Facsimile:  (310) 996-8664

Payment Instructions:
- ---------------------

The Bank of New York
     ABA #021000018
     For Credit To:  Account of Measurex Revolver, IOC 556

                                                                  Exhibit 10.16
                                                                          -----
                                 SCHEDULE 7.05
                            PERMITTED INDEBTEDNESS

Part I
- ------

     Term loan from The Bank of New York, pursuant to the Term Loan Agreement dated as of May 21, 1993, as amended, between the Company and The Bank of New York. The principal amount outstanding under this loan as of the date of the Credit Agreement was $14,000,000.

     Revolving credit facility in the maximum amount of $20,000,000, pursuant to the Credit Agreement dated as of July 22, 1993, as amended, by and between ABN AMRO Bank N.V. San Francisco International Branch and/or Cayman Islands Branch and the Company.

Part II
- -------

     Revolving credit facility in the maximum amount of $10,000,000, pursuant to the Credit Agreement (Multicurrency) dated as of October 29, 1993, as amended, between Bank of America National Trust and Savings Association and the Company, as amended from time to time. This facility is to be converted to a "guidance" line on the Closing Date. The Japanese Yen loan made by Bank of America National Trust and Savings Association to Measurex Japan Ltd., having a Dollar equivalent principal balance as of the Closing Date of approximately $4,000,000, will remain outstanding thereunder until it is terminated as provided in the Credit Agreement. Certain letters of credit will also be outstanding thereunder, in the amount of $1,279,683.15. This guidance credit facility will not be in addition to the guidance line referred to in Section 7.05(f).

     Promissory Note in favor of HIHC, Inc., dated November 29, 1994 (the "Harnischfeger Note"), assigned to PNC Bank, N.A., with an outstanding principal balance of $23,000,000. This is to be terminated on or before the Closing Date.

                                                                  Exhibit 10.16
                                                                          -----
                                 SCHEDULE 5.06
                               CERTAIN DEFAULTS

          The Company is in the process of amending certain financial covenants in the Term Loan Agreement with The Bank of New York and the Credit Agreement with ABN AMRO Bank, described in paragraphs 2 and 3 of Schedule 7.05, to conform them to this Credit Agreement. Without these amendments a Default or Event of Default may result from the Company's incurrence of the Obligations. These amendments are to become effective on or before the Closing Date.

                                                                  Exhibit 10.16
                                                                          -----
                                 SCHEDULE 7.01
                                PERMITTED LIENS


The attached California UCC search constitutes Schedule 7.01.

                                                                  Exhibit 10.16
                                                                          -----
                                 SCHEDULE 5.12
                             ENVIRONMENTAL MATTERS


          None.

                                                                  Exhibit 10.16
                                                                          -----
                                 SCHEDULE 5.05
                                  LITIGATION

          None.